VOTING INSTRUCTIONS TO UNION BANK, TRUSTEE
                       UNDER THE CHEM-TRONICS, INC.
                       EMPLOYEE STOCK OWNERSHIP PLAN

TO:

You have received, or will soon receive, The Interlake Corporation's annual report to stockholders for 1997 and the proxy statement for the April 23, 1998 annual meeting of stockholders. Please read both documents before deciding how to vote.

Management and the Board of Directors have recommended a vote FOR the two nominees named below, and FOR approval of the 1998 Stock Incentive Program. To support these matters as recommended by management and the Board of Directors, you need only sign and date the voting instructions below and return them to Union Bank in the return envelope provided.

Participants who give timely voting instructions determine how their shares will be voted. On the other hand, participants who don't give timely voting instructions will have their shares voted in the same manner as the other shares voting purposes. If Union Bank does not receive your signed voting instructions by April 16, 1998, other participants will effectively be exercising the voting rights which the ESOP makes available to you. Your voting instructions are confidential. Your employer will not know how you vote or whether you vote at all. Finally, the ESOP also provides that participants who provide the Trustee with voting instructions shall be "named fiduciaries" under the ESOP for such purposes.

To be effective, these voting instructions must be signed and mailed to Union Bank in the accompanying return envelope in time to be received by the close of business on April 16, 1998, at the following address: Union Bank of California, P. O. Box 85291, San Diego, California 92186-5291

1. ELECTION OF DIRECTORS
   FOR ALL NOMINEES LISTED BELOW (   )          WITHHOLD AUTHORITY   (   )
   (except as marked to the contrary below)     to vote for all nominees
                                                listed below

            John E. Jones and W. Robert Reum

   (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                ------------------------------------------

2. Approval of the 1998 Stock Incentive Program

        FOR (   )            AGAINST (   )           ABSTAIN (   )



Dated this        day of                   , 1998.

                                                 _____________________________
Name:                                            Signature of ESOP Participant
Social Security Number:
Number of Allocated Shares:


To:    Dexion UK Share Award Scheme Participant

Enclosed with these voting instructions are The Interlake Corporation's annual report to shareholders for 1997 and the proxy statement for the 1998 annual meeting of shareholders to be held on April 23, 1998.
Please read both documents before deciding how to vote.








The Dexion UK Share Award Scheme provides that the trustee must vote your Scheme shares of Interlake stock as you direct; and, if you do not send your voting instructions to the trustee at least five business days prior to the shareholders' meeting, your Scheme shares will be voted in accordance with Management's recommendations which are set forth in the 1998 proxy statement.

Your Scheme shares of Interlake stock is your account balance in the Share Award Scheme as of December 31, 1997 and is shown above.


                  VOTING INSTRUCTIONS TO TRUSTEE


To: The Royal Bank of Scotland plc, Trustee under the DEXION UK SHARE AWARD SCHEME of Dexion Group plc and its subsidiaries:

In accordance with provisions of the Scheme, I hereby direct that at the Annual Meeting of Shareholders of THE INTERLAKE CORPORATION, a Delaware corporation, to be held on April 23, 1998, and at any adjournment thereof, my Scheme shares of Interlake stock shall be voted or caused to be voted as follows, on the following matters set forth in the 1998 proxy statement.

1. ELECTION OF DIRECTORS
FOR ALL NOMINEES LISTED BELOW (   )           WITHHOLD AUTHORITY (   )
(except as marked to the contrary below)      to vote for all nominees
                                              listed below

          John E. Jones and W. Robert Reum

(INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                            ------------------------------------------


2.  Approval of the 1998 Stock Incentive Program

 FOR (   )            AGAINST (   )          ABSTAIN (   )


Dated this         day of                              , 1998


 _____________________________________
  Signature of Participant

These voting instructions will be voted as directed, but will be voted FOR the above proposals if no direction is given to the contrary by April 16, 1998.


          VOTING INSTRUCTIONS TO LASALLE NATIONAL BANK ("LaSalle"),
              TRUSTEE UNDER THE INTERLAKE CORPORATION
                   EMPLOYEE STOCK OWNERSHIP PLAN


Dear Interlake ESOP Participant:

   Enclosed are voting instructions, The Interlake Corporation's annual report to stockholders for 1997 and the proxy statement for the April 23, 1998 annual meeting of stockholders. Please read all documents before deciding how to vote.

   Management and the Board of Directors have recommended a vote FOR the two nominees named on the enclosed voting instructions, and FOR approval of the 1998 Stock Incentive Program. To support these matters as recommended by management and the Board of Directors, you need only sign and date the enclosed voting instructions and return them to the Administrative Management Group ("AMG") in the return envelope provided.

   All shares held by the ESOP Trustee have been allocated to participants' accounts. The ESOP plan documents provide that participants who provide voting instructions to the Trustee will at the same time be directing the Trustee on how to vote a proportional number of the allocated shares for which no participant instructions are received.

   Participants who give timely voting instructions determine how all ESOP shares will be voted. On the other hand, participants who don't give timely voting instructions will have their shares voted in the same manner as all other shares for voting purposes. If AMG does not receive your signed voting instructions by April 16, 1998, other participants will effectively be exercising the voting rights which the ESOP makes available to you. LaSalle encourages all ESOP participants to exercise their right to vote their allocated ESOP shares by returning their voting instructions promptly. Your voting instructions are confidential and your employer will not know how you vote or whether you vote at all.

   To be effective, the voting instructions must be signed and mailed to AMG in the accompanying return envelope in time to be received by the close of business on April 16, 1998, at the following address: Administrative Management Group, 3800 North Wilke Road, Arlington Heights, IL 60004.

                  Sincerely,


                  LASALLE NATIONAL BANK






VOTING INSTRUCTIONS TO LASALLE NATIONAL BANK ("LaSalle"),
TRUSTEE UNDER THE INTERLAKE CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

1. ELECTION OF DIRECTORS
   FOR ALL NOMINEES LISTED BELOW (   )           WITHHOLD AUTHORITY (   )
   (except as marked to the contrary below)      to vote for all nominees
                                                 listed below

         John E. Jones and W. Robert Reum

   (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

------------------------------------------

2. Approval of the 1998 Stock Incentive Program

        FOR (   )          AGAINST (   )            ABSTAIN (   )


Dated this        day of                   , 1998.


      ____________________________________
      Signature of ESOP Participant


Name:
Social Security Number:
Number of Allocated Shares:









            VOTING INSTRUCTIONS UNDER THE INTERLAKE STOCK FUND


To:    Interlake Stock Fund Participant

    You have received, or soon will receive, The Interlake
    Corporation's annual report to stockholders for 1997 plus a notice of meeting and proxy statement for the 1998 annual meeting of stockholders to be held on April 23, 1998. Please read both documents before deciding how to vote.

    Each Plan provides that the trustee must vote your proportionate share of the Interlake Stock Fund as you direct; and, if the trustee does not receive your voting instructions at least five business days prior to the stockholders' meeting, your shares will not be voted.

    Your proportionate share of the Interlake Stock Fund is your account balance in the Interlake Stock Fund as of December 31, 1997 divided by the account balance in the Interlake Stock Fund of all participants, and is shown above as a decimal equivalent.

                      VOTING INSTRUCTIONS TO TRUSTEE

To: Marshall & Ilsley Trust Company, Trustee under the SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN of The Interlake Corporation:

    In accordance with provisions of the Plans, I hereby direct that at the Annual Meeting of Stockholders of THE INTERLAKE CORPORATION, a Delaware corporation, to be held in Nashville, Tennessee, on April 23, 1998, and at any adjournment thereof, my proportionate share of the Interlake Stock Fund shall be voted or caused to be voted as follows, on the following matters identified in the notice of 1998 annual meeting of stockholders and set forth in the 1998 proxy statement.

1.  ELECTION OF DIRECTORS
    FOR ALL NOMINEES LISTED BELOW (   )         WITHHOLD AUTHORITY (   )
    (except as marked to the contrary below)    to vote for all nominees
                                                listed below

            Jones E. Jones and W. Robert Reum

    (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                ------------------------------------------

2.  Approval of the 1998 Stock Incentive Program

            FOR (   )          AGAINST (   )            ABSTAIN (   )


Dated this         day of                        , 1998



 ________________________________
 Signature of Participant


These shares will be voted as directed, but will not be voted unless direction is received by the trustee by April 16, 1998, at Marshall and Ilsley Trust Company, P. O. Box 2035, Milwaukee, Wisconsin
53201-9919.